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                                                                    Exhibit 23.1



                          Independent Auditors' Consent




The Board of Directors
CNB Financial Corp.



We consent to incorporation by reference in the Registration Statement on Form S-4 related to the Series B Floating Rate Capital Securities of CNBF Capital Trust I of our report dated February 19, 1999 relating to the consolidated balance sheets of CNB Financial Corp. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the Annual Report on Form 10-K of CNB Financial Corp. for the year ended December 31, 1998. The Company's consolidated statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1996 (also included in the Annual Report on Form 10-K of CNB Financial Corp. for the year ended December 31, 1998) were audited by other auditors whose report thereon dated January 30, 1997 expressed an unqualified opinion on those statements.

We also consent to the reference to our firm under the heading "Independent Auditors" in the prospectus.

/s/ KPMG LLP

Albany, New York
November 5, 1999